EXHIBIT 10.4

PROMISSORY NOTE

Principal: USD	DATED: February 4, 2013

FOR VALUE RECEIVED, Berkshire Homes Inc. (the “Maker”) does hereby unconditionally promise to pay to or to the order of ______________ (the “Holder”), ON DEMAND the sum of $100,000 of lawful money of the United States of America (the “Principal”) on the following terms and conditions:

Payment of Principal:  The Principal shall be payable on DEMAND.
Interest:  Interest shall accrue on the unpaid portion of the Principal at the rate of 16% per annum, calculated and payable monthly, until repaid.
Prepayment:  The Maker shall have the right at any time to pay all, or any portion of, the Principal outstanding as at the date of such payment without notice, bonus or penalty.
Assignment:  This Promissory Note is assignable by the Holder with written notice of that assignment to the Maker.
Waiver:  The Maker waives presentment for payment, protest, notice of protest, notice of dishonor, notice of non-payment and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note.
Governing Law:  This Promissory Note shall be governed by, and construed and enforced in accordance with, the laws of Switzerland.

DATED at Phoenix, Arizona, U.S.A., on the day and year first above written.

SIGNED, SEALED AND DELIVERED	Berkshire Homes Inc.
by __________________ on behalf of Berkshire Homes Inc. in the presence of the following witness:

Witness	(signed) Officer

Witness Name